UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2020

Players Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1771 E. Flamingo Road, Suite 201 A, Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 840-3270

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On July 30, 2020, GLFI, Inc. (“GLFI”), a majority owned subsidiary of Players Network, Inc. (the “Company”), entered into a Joint Venture Agreement with ST Labs, LLC, a Wyoming limited liability company (“STL”). The purpose of the joint venture is to develop, provide and market cannabis products that are available and subject to a Cooperative Agreement between Cannabis Avatara S.E. “(Cannava”), an Argentine state owned entity, and the Company. Under the Cooperative Agreement, as previously reported , there is a cultivation plan known as the “Pilot Cultivation Plan” to grow cannabis on up to 35 hectares in Jujuy Province Argentina. GLFI was formed to assist the Company manage the Pilot Cultivation Plan and to provide financing to accomplish the Plan.

On August 5, 2019, the Company entered into a Management Agreement with GLFI for its work under the Cooperative Agreement. GLFI will be providing all funding for the project in consideration of certain financial privileges. GLST, LLC will now be formed to assist GLFI to further accomplish the funding for the project and participate in the financial privileges of the Pilot Cultivation Plan.

The material terms of Joint Venture Agreement are as follows:

1.	The parties will form a Nevada limited liability company called GLST, LLC (the “Joint Venture”), with GLFI owning 70% and STL owning 30% of the Joint Venture.
2.	The initial managers of the Joint Venture are Mark Bradley, Jason Frankovich and Richard Carson (the “Managers”).
3.	For its 30% interest in the Joint Venture, STL shall make an initial investment in the amount of $600,000 upon the completion of an initial budget for the Joint Venture and an additional investment of $600,000 within ninety (90) calendar days of the initial $600,000 investment.
4.	STL shall have the right to sell to customers of its choice up to fifty (50%) percent of the inventory harvested and/or produced from the Pilot Cultivation Project at a price determined by the Managers and retain twenty (20%) percent of the selling price as repayment for their initial $1.2 million investment until such time as the total amount retained is three times its investment into the Joint Venture (or $3.6 million).
5.	After STL has received this three times its investment as outlined above, then each of STL and GLFI shall have the right to purchase up to ten (10%) percent of the inventory harvested and/or produced from the Pilot Cultivation Plan at a price 20% above the cost of production to be determined by the Managers and in accordance with the Service Agreements (defined below). They may resell this to the customers of their choice and retain the proceeds.
6.	The rights afforded to the Company, GLFI, STL and the Joint Venture are subject to the existing Services Agreements concerning the Pilot Cultivation Plan, which include the Cooperative Agreement and the Management Agreement. Within the confines of these Services Agreements, the Managers shall adopt the business plan of Joint Venture that shall take into account the payments that must be made under these agreements.
7.	STL will have option to participate in co-funding the expansion of (a) a larger lab in the free zone and/or (b) the expansion in the industrial phase as outlined in the Service Agreements that will be around 400 to 500 acres. This option will be negotiated by the members of the Joint Venture in good faith based on the needs of the expansion project.

A copy of the Joint Venture Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Joint Venture Agreement is qualified in its entirety by reference to the full text of the Joint Venture Agreement.

SECTION 8 – Other Events

Item 8.01	Other Events

On July 30, 2020, we issued a press release announcing the Joint Venture. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Joint Venture Agreement, dated July 30, 2020
99.1	Green Leaf Farms International Signs Joint Venture Agreement with ST Biosciences for Its Project in Argentina

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Players Network, Inc.

Dated: August 17, 2020	By:	/s/ Mark Bradley
Mark Bradley
Chief Executive Officer